UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 13, 2015, American Water Capital Corp. (“AWCC”), a wholly owned subsidiary of American Water Works Company, Inc. (“American Water”), sold $225.0 million aggregate principal amount of its 3.400% Senior Notes due 2025 (the “New 2025 Notes”) and $325.0 million aggregate principal amount of its 4.300% Senior Notes due 2045 (the “2045 Notes,” and, together with the New 2025 Notes, the “Notes”) pursuant to an Underwriting Agreement dated August 10, 2015, among AWCC and American Water, and J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA) Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities LLC, as representatives of the several underwriters named therein. AWCC previously issued on August 14, 2014 $300.0 million aggregate principal amount of 3.400% Senior Notes due 2025 (the “Original 2025 Notes,” and together with the New 2025 Notes, the “2025 Notes”). After issuance of the New 2025 Notes, the outstanding principal amount of the 2025 Notes is $525.0 million. The New 2025 Notes have terms that are identical to the terms of the Original 2025 Notes and have the same CUSIP number and are fungible with the Original 2025 Notes. The Notes have the benefit of a support agreement from American Water (the “Support Agreement”).

The Notes and the obligations of American Water represented by the Support Agreement were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (File Nos. 333-203949-01 and 333-203949). The 2045 Notes were sold at a price to the public of 98.684% of the principal amount thereof. The New 2025 Notes were sold at a price to the public of 99.667% of the principal amount thereof; in addition, AWCC received from the purchasers of the New 2025 Notes an amount equal to the interest accrued on the New 2025 Notes from March 1, 2015 to August 13, 2015. At the closing of the offering, the Company received, after deduction of underwriting discounts of 0.650% and 0.875% of the principal amount of the New 2025 Notes and the 2045 Notes, respectively, and before deduction of offering expenses (and not including accrued interest paid by the purchasers of the New 2025 Notes), net proceeds of approximately $540.7 million. AWCC intends to use such net proceeds to lend funds to American Water and its regulated operating subsidiaries, to finance certain redemptions and repayments of long-term debt and to fund the repayment of AWCC’s commercial paper.

The Notes were issued pursuant to the Indenture, dated December 4, 2009, by and between AWCC and Wells Fargo Bank, National Association, as trustee, as supplemented by officers’ certificates establishing the terms of the Original 2025 Notes and the 2045 Notes, and authorizing the further issuance of the New 2025 Notes.

This Current Report on Form 8-K is being filed to report the closing of the offering summarized herein and to include, as exhibits, certain documents executed in connection with the sale of the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1*	Underwriting Agreement, dated August 10, 2015, by and among American Water, AWCC, J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA) Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities LLC, as representatives of the several underwriters named therein.

4.1*	Officers’ Certificate of AWCC, dated August 13, 2015, establishing the terms of the 2045 Notes.

4.2	Officers’ Certificate of AWCC, dated August 14, 2014, establishing the terms of the 2025 Notes (incorporated by reference to Exhibit 4.1 to Form 8-K filed August 14, 2014 (File No. 001-34028)).

4.3*	Officers’ Certificate of AWCC, dated August 13, 2015, authorizing the issuance of the New 2025 Notes.

5.1*	Opinion of Morgan, Lewis & Bockius LLP.

23.1*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: August 13, 2015	By:	/s/ Linda G. Sullivan
Linda G. Sullivan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1*	Underwriting Agreement, dated August 10, 2015, by and among American Water, AWCC, J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA) Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities LLC, as representatives of the several underwriters named therein.

4.1*	Officers’ Certificate of AWCC, dated August 13, 2015, establishing the terms of the 2045 Notes.

4.2	Officers’ Certificate of AWCC, dated August 14, 2014, establishing the terms of the 2025 Notes (incorporated by reference to Exhibit 4.1 to Form 8-K filed August 14, 2014 (File No. 001-34028)).

4.3*	Officers’ Certificate of AWCC, dated August 13, 2015, authorizing the issuance of the New 2025 Notes.

5.1*	Opinion of Morgan, Lewis & Bockius LLP.

23.1*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

*	Filed herewith.